EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE        Contact:  John W. Conlon, Chief Financial Officer
---------------------                  (740) 373-3155
February 8, 2001


                            PEOPLES BANCORP ANNOUNCES
                             FIRST QUARTER DIVIDEND
                  --------------------------------------------

     MARIETTA,  Ohio - The Board of Directors of Peoples  Bancorp Inc.  (Nasdaq:
PEBO) today declared a quarterly dividend of $0.14 per share. The dividend is payable April 2, 2001, to shareholders of record at March 15, 2001.

     Peoples Bancorp Inc., a diversified financial services company with $1.1 billion in assets, offers a complete line of banking, investment, and insurance solutions through Peoples Bank's 39 offices and 26 ATM's in Ohio, West Virginia, and Kentucky. Peoples Bancorp's common stock is traded on the NASDAQ exchange under the symbol PEBO. Learn more about Peoples Bancorp or enroll in Peoples OnLine Connection, Peoples Bank's Internet banking product, at www.peoplesbancorp.com.

                                 END OF RELEASE